Exhibit 32.1

Certification Pursuant to
Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350

I, J. Craig Thompson, certify, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Anthera Pharmaceuticals, Inc. on FORM 10-Q for the quarter ended September 30, 2017 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Anthera Pharmaceuticals, Inc.

November 8, 2017	By:	/s/ J. Craig Thompson
J. Craig Thompson
Chief Executive Officer
(Principal Executive Officer)